Exhibit 8.1

September 9, 2026

To: Baosheng Media Group Holdings Limited

East Floor 5, Building No. 8, Xishanhui

Shijingshan District, Beijing 100041

People’s Republic of China

Re: Registration Statement on Form F-3

Dear Sir or Madam:

We are lawyers qualified to practice law in the People’s Republic of China (the “PRC” or “China,” which, for purposes of this opinion, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan). We are qualified to issue this opinion on the PRC Laws (as defined below) effective as of the date hereof.

We act as PRC legal counsel to Baosheng Media Group Holdings Limited, a Cayman Islands exempted company (the “Company”), in connection with the Company’s registration statement on Form F-3, including the prospectus forming a part thereof and any amendments or supplements thereto (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale by the selling shareholders identified therein of up to 25,000,000 ordinary shares, par value US$0.0096 per share, of the Company (the “Resale Shares”) (the “Resale Offering”).

The Registration Statement incorporates by reference the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026 (the “2025 Annual Report”). We understand that Beijing Dacheng Law Offices, LLP (“Dacheng”) served as PRC counsel to the Company in connection with the 2025 Annual Report. For purposes of the Registration Statement and as of the date hereof, we have independently reviewed the PRC-law matters described in the Registration Statement, including the relevant disclosures incorporated by reference from the 2025 Annual Report, and render our own opinions set forth below. We do not rely upon, adopt or assume responsibility for any opinion of Dacheng, and this opinion does not alter the historical fact that Dacheng advised the Company in connection with the 2025 Annual Report.

A. Documents and Assumptions

In rendering this opinion, we have conducted such due diligence and examined originals or copies of the Registration Statement, the 2025 Annual Report, constitutional documents, corporate records, governmental certificates, licenses, permits, agreements, written confirmations and other documents relating to the Company and the PRC Companies (as defined below) as we have considered necessary or advisable for the purpose of this opinion (collectively, the “Documents”).

Where facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies and appropriate representatives of the Company and the PRC Companies. In rendering this opinion, we have assumed, without independent verification, that:

A.1. all signatures, seals and chops are genuine; each signature was made by a duly authorized person; all originals are authentic; and all copies conform to authentic originals;

A.2. each party to a Document, other than a PRC Company, is duly organized, validly existing and has the requisite power, authority and capacity to execute, deliver and perform that Document;

A.3. the Documents remain in full force and effect and have not been amended, revoked, supplemented or terminated except as disclosed to us;

A.4. all factual statements, certificates and confirmations supplied to us by the Company, the PRC Companies, their officers and the relevant Governmental Agencies are true, accurate and complete in all material respects;

A.5. all consents, approvals, authorizations, registrations and filings required under laws other than PRC Laws have been obtained or made and remain effective; and

A.6. no offer, sale or resale of the Resale Shares will be made, directly or indirectly, within the PRC in violation of PRC Laws, and the selling shareholders and the Company will comply with the plan of distribution and other terms described in the Registration Statement.

B. Definitions

“Governmental Agency” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or other judicial or arbitral body in the PRC.

“Governmental Authorization” means any approval, consent, waiver, order, registration, filing, declaration, license, permit, certificate, clearance, qualification or other authorization by, from or with a Governmental Agency pursuant to PRC Laws.

“PRC Companies” means the PRC-incorporated subsidiaries of the Company listed in Appendix A hereto, and each a “PRC Company.”

“PRC Laws” means the published laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC that are generally available and in force as of the date hereof. However, “PRC Laws” herein does not include the laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region or the Taiwan region.

C. Opinions

Based upon our examination of the Documents and subject to the assumptions and qualifications set forth herein and the disclosures contained in the Registration Statement, we are of the opinion that:

C.1. Organization and Corporate Structure. As of the date of this Legal Opinion, each PRC Company has been duly incorporated and is validly existing under PRC Laws. The description of the ownership and corporate structure of the PRC Companies in the Registration Statement, including the portions incorporated by reference from the 2025 Annual Report, fairly and accurately describes such ownership and corporate structure in all material respects. Such ownership and corporate structure does not violate applicable PRC Laws.

C.2. Business Licenses and Regulatory Permissions. As of the date of this Legal Opinion, each PRC Company holds a valid business license. Based on the PRC Laws currently in effect and the present scope of the PRC Companies’ businesses, no additional industry-specific qualification, license or permit, including an Internet Content Provider license, is required for the PRC Companies to conduct their online advertising service business as presently conducted. The foregoing conclusions are subject to the uncertainties regarding future interpretation, implementation and amendment of applicable PRC Laws described in the Registration Statement.

C.3. Foreign Investment and M&A Rules. The establishment of each of the PRC Companies, the acquisitions of equity interests in the PRC Companies, and the ownership (equity) structure of the PRC Companies, in each case as described in the Registration Statement (including the relevant portions of the 2025 Annual Report incorporated therein by reference), are not, in all material respects, in violation of, nor in conflict with, the mandatory provisions of the Provisions on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (promulgated by Order No. 6 of the Ministry of Commerce on June 22, 2009, the “M&A Rules”), the Foreign Investment Law of the People’s Republic of China and its implementing regulations, and other applicable PRC Laws, administrative regulations, departmental rules and normative documents that are effective and applicable as of the date of this Legal Opinion.

C.4. Overseas Offering and CSRC Filing. Pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (CSRC Announcement [2023] No. 43, the “Overseas Listing Measures”) and the supporting guidelines issued thereunder, overseas securities offerings and listings by domestic companies are subject to filing-based administration by the CSRC.

Based on the transaction structure described in the Registration Statement and the Documents reviewed by us, the filing of the Registration Statement and the resale by the Selling Shareholders of the Resale Shares contemplated thereby do not, in and of themselves, constitute a new overseas securities offering by the Company requiring a separate filing with or approval from the CSRC, because the Resale Shares have been issued and are outstanding, no new securities will be issued by the Company pursuant to the Registration Statement, and the Company will not receive any proceeds from the resale of the Resale Shares by the Selling Shareholders.

Except as disclosed in the Registration Statement, no other filing with, or permission or approval from, the CSRC is required under applicable PRC Laws solely as a result of the filing of the Registration Statement or the resale of the Resale Shares by the Selling Shareholders pursuant thereto..

C.5. Cybersecurity, Data Security and Privacy. Based on the Company’s representations and confirmations regarding the relevant facts, and based on our understanding of the PRC Laws, administrative regulations and departmental rules that are effective and applicable as of the date of this Legal Opinion, we are of the opinion that: (i) as the personal information of users held by the Company does not currently exceed one million and the Company has confirmed that it will not reach such threshold in the foreseeable future, the offering and listing contemplated hereby does not trigger the mandatory filing obligation under Article 7 of the Cybersecurity Review Measures; (ii) the data processing activities currently carried out by the Company do not give rise to any circumstance that affects or may affect national security, and therefore do not trigger the requirement under Article 2 of such measures for a network platform operator to apply for cybersecurity review, provided that where a member entity of the cybersecurity review work mechanism determines that the relevant activities affect or may affect national security, the Cybersecurity Review Office may still initiate a review ex officio; (iii) the Company currently does not provide any personal information or important data to any entity or recipient outside the PRC, and in the event that any cross-border data transfer occurs in the future, the Company shall, in accordance with the then-effective regulations on cross-border data transfer and based on the cumulative volume and sensitivity of the personal information transferred abroad from January 1 of the relevant year, fulfill its compliance obligations by filing for a security assessment of outbound data transfers, entering into a standard contract for the outbound transfer of personal information, or obtaining personal information protection certification, as the case may be; and (iv) based on the Company’s current business model and data processing practices, the Company is not currently required to make any filing, application, assessment or other submission to the regulatory authorities in respect of the security assessment of outbound data transfers, the filings relating to important data, or other mandatory procedures under the Regulations on the Administration of Network Data Security (Order No. 790 of the State Council). The foregoing opinions are rendered on the basis of the truth, accuracy and completeness of the documents and information provided to us by the Company, and on the premise that the Company’s existing business scale, data types and processing methods remain unchanged. In the event of any material change in the Company’s user base, scope of data processing or business model, or of any change in the relevant laws, regulations or regulatory interpretations, the foregoing opinions may be subject to corresponding change.

C.6. Dividend Distribution and Foreign Exchange. The descriptions in the Registration Statement of the PRC Laws governing dividend distributions by the PRC Companies, statutory reserves, foreign exchange controls, cross-border loans, capital contributions and transfers of cash to and from the PRC fairly and accurately summarize the applicable PRC Laws in all material respects.

C.7. Enforceability of Civil Liabilities. The statements in the Registration Statement under the caption “Enforceability of Civil Liabilities,” insofar as they describe or summarize matters of PRC Laws, fairly and accurately summarize such matters in all material respects.

C.8. Legal Proceedings. The statements incorporated by reference from “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Legal Proceedings” in the 2025 Annual Report, as updated by the Registration Statement, insofar as they describe or summarize matters of PRC Laws or PRC legal proceedings involving the Company or any PRC Company, fairly and accurately describe such PRC-law matters and proceedings in all material respects.

C.9. PRC Taxation.

The statements incorporated by reference from “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation” in the 2025 Annual Report, as updated by the Registration Statement, accurately describe or summarize matters relating to Chinese tax laws.

C.10. PRC-Law Disclosure. The statements in the Registration Statement, including the relevant statements incorporated by reference from the 2025 Annual Report under the captions (i) “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry,” (ii) “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China,” as updated by the Registration Statement, (iii) “Item 4. Information on the Company—B. Business Overview—Regulation,” (iv) “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Legal Proceedings,” and (v) “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation,” in each case insofar as they describe or summarize matters of PRC Laws, except as otherwise stated in this legal opinion, are in all material respects fair and accurate summaries of the matters described therein.

D. Qualifications and Limitations

D.1. Our opinions are limited to PRC Laws of general application in effect and publicly available on the date hereof. We express no opinion on the laws of any jurisdiction other than the PRC, including the laws of the Cayman Islands, Hong Kong or the United States.

D.2. PRC Laws and their interpretation, implementation and enforcement may change, possibly with retrospective effect. Where PRC Laws are silent or unclear, their interpretation and application are subject to the discretion of the competent legislative, administrative and judicial authorities.

D.3. Our opinions concerning validity, binding effect or enforceability are subject to applicable bankruptcy, insolvency, reorganization, moratorium, limitation and similar laws affecting creditors’ rights generally, and to general principles of public interest, national security, good faith, fairness and judicial or administrative discretion.

D.4. The term “enforceable” means that the relevant obligations are of a type that a PRC court may enforce; it does not mean that such obligations will necessarily be enforced in every circumstance in accordance with their terms.

D.5. As to matters of fact, we have relied, to the extent we considered appropriate, upon certificates, confirmations and representations of the Company, the PRC Companies, their responsible officers and Governmental Agencies.

D.6. This opinion is to be read as a whole. No paragraph or portion may be extracted and relied upon independently. No opinion is expressed or implied beyond the matters expressly stated herein.

D.7. This opinion speaks only as of its date. We undertake no obligation to advise the Company, the SEC or any other person of any fact, event, change in law or development occurring after the date hereof.

E. Consent

We hereby consent to (i) the use of this opinion in, and the filing of this opinion as an exhibit to, the Registration Statement, (ii) the reference to our firm and the description of our advice or opinions under the captions “Prospectus Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” “Taxation,” “Legal Matters” and any other caption in the Registration Statement under which our name, advice or opinions are referenced, quoted or summarized, and (iii) the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Resale Offering. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours faithfully,

/s/ ANLI PARTNERS

ANLI PARTNERS

APPENDIX A

LIST OF PRC COMPANIES

•	Beijing Baosheng Technology Company Limited

•	Horgos Baosheng Advertising Company Limited

•	Baosheng Technology (Horgos) Company Limited

•	Beijing Baosheng Network Technology Co., Ltd.

•	Beijing Xunhuo E-commerce Co., Ltd.

•	Beijing Zhiding Baosheng Network Technology Co. Ltd.

•	Yuansheng Meiyan Healthcare Service (Hainan) Co., Ltd.